POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints Evan Kornrich, Michael Miller and Andrew Burchill, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities, to sign any Form 3, Form 4 and Form 5, and any and all amendments thereto, and any other documents in connection therewith or other forms or documents required by Section 16(a) of the Securities Exchange Act of 1934 (Section 16(a)), and to file the same with the Securities and Exchange Commission as required by Section 16(a), granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitutes, may lawfully do or cause to be done by virtue hereof.

Executed in the City of New York, County of New York, State of New York, on this 29th day of January, 2008.

     /s/ Edmund P. Giambastini, Jr.

     Edmund P. Giambastiani, Jr.